(Exhibit  21)

                           CANANDAIGUA  NATIONAL  CORPORATION

          Name  of  Subsidiary                          State  of  Incorporation
          --------------------                          ------------------------

 The  Canandaigua  National  Bank  and  Trust  Company          New  York
 Home  Town  Funding,  Inc.                                     New  York
 Greater  Funding  of  New  York  d/b/a
   Greater  Funding,  The  Mortgage  Company                    New  York